Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form F-4, Amendment no. 1, of our report dated February 7, 2025 with respect to the audited consolidated financial statements of Kaival Brands Innovations Group, Inc. for the years ended October 31, 2024 and 2023.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

March 25, 2025